UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2013

MOMENTIVE PERFORMANCE MATERIALS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-146093	20-5748297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Hudson River Road

Waterford, NY 12188

(address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (518) 533-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 10, 2013, Momentive Performance Materials Inc. (the “Company”) issued a news release announcing the extension of the Expiration Date for its previously announced offer to exchange (the “Exchange Offer”) up to $1,100,000,000 aggregate principal amount of the Company’s 8.875% First-Priority Senior Secured Notes due 2020, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Company’s outstanding 8.875% First-Priority Senior Secured Notes due 2020. The Expiration Date for the Exchange Offer has been extended to 5:00 p.m., New York City time, on Monday, January 14, 2013, unless further extended. All other terms, provisions and conditions of the Exchange Offer will remain in full force and effect, except that outstanding notes tendered during the extension of the exchange offer may not be tendered by the guaranteed delivery procedure.

For additional information concerning the foregoing, a copy of the news release dated January 10, 2013 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	News Release, dated January 10, 2013, announcing Momentive Performance Materials Inc.’s Extension of Exchange Offer for Its 8.875% First-Priority Senior Secured Notes Due 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

Date: January 10, 2013	By:	/s/ George F. Knight
George F. Knight
Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release, dated January 10, 2013, announcing Momentive Performance Materials Inc.’s Extension of Exchange Offer for Its 8.875% First-Priority Senior Secured Notes Due 2020.